Exhibit 10.8

Part                          I

FAW-TOYOTA Motor Sales Co., Ltd.

Dealership Contract

Dated:

Table of Contents

CHAPTER 1	DEFINITIONS	3

CHAPTER 2	RECOGNITION	4

CHAPTER 3	CONDITIONS FOR RECOGNITION	5

CHAPTER 4	INDIVIDUAL PURCHASE AND SALES	10

CHAPTER 5	BUSINESS CONDUCT OF THE DEALER	12

CHAPTER 6	DEALER MANAGEMENT	16

CHAPTER 7	INTELLECTUAL PROPERTY RIGHTS	17

CHAPTER 8	TERM	18

CHAPTER 9	GENERAL PROVISIONS	20

Dealership Contract

This Dealership Contract is entered into by and between [Dealer] and FAW-TOYOTA Motor Sales Co., Ltd. (“FTMS”) on               in                 , the People’s Republic of China (the “PRC” or “China”).

FTMS has the distribution right to FTMS Cars (as defined herein below) and the components thereof in the territories specified in the Domestic Toyota Car Dealership Contract (as defined herein below) and Domestic Dario Car Dealership Contract (as defined herein below) in accordance with the terms thereunder and has a plan to conduct the sales and after-sales services of the contracted cars and the components thereof.

The Dealer desires to accept the assistance from FTMS in the establishment and operation of an FTMS Car Dealership Store to conduct the sales of and provide after-sales services to FTMS Cars and Toyota Cars (as defined herein below).

The Main Territory (as defined herein below) of the Dealer is as set forth in Exhibit D hereto.

The opening of any branch store by the Dealer shall be subject to the consent of FTMS and shall be conducted in accordance with the FAW-TOYOTA Network Policies—Branch Store Network Implementation Rules (“Branch Store Implementation Rules”).

Chapter 1                                        Definitions

Article 1   Definitions

The following terms used in this Contract shall have the meanings set forth below:

(A)                               “FTMS Cars” means certain cars manufactured by PRC domestic car manufacturers and labeled with Toyota or Daihatsu trademark that FTMS authorizes the Dealer to sell, as further set forth in the Technology License Contract (as defined herein below).

(B)                               “FTMS Components” means the components, assemblies, chemical products, lubricant and tools appointed by TMC (as defined herein below) or DMC (as defined herein below) to be used for the after-sales services, repair, maintenance or assembly of FTMS Cars.

(C)                               “FTMS Products” mean the FTMS Cars and the FTMS Components collectively.

(D)                               “Toyota Cars” means the imported Toyota or Daihatsu brand cars used in the PRC, but excluding FTMS Cars.

(E)                                “Toyota Components” means the components, assemblies, chemical products, lubricant, and tools appointed by TMC or DMC to be used for the after-sales repair, maintenance or assembly of the Toyota Cars, unless otherwise specified, excluding the FTMS Components.

(F)                                 “Toyota Products” means the Toyota Cars and Toyota Components collectively, unless otherwise specified, excluding FTMS Products.

(G)                               “Technology License Contract” means a technology license contract to be entered into by and between TMC or DMC on the one hand and a PRC domestic auto manufacturer on the other hand, as amended and renewed.

(H)                              “Domestic Toyota Car Dealership Contract” means the Domestic Toyota Car Dealership Contract by and between TMC and FTMS, as amended and supplemented.

(I)                                   “Domestic Dario Car Dealership Contract” means the Domestic Dario Car Dealership Contract by and between DMC and FTMS, as amended and supplemented.

(J)                                   “Toyota Name” means the name licensed to the Dealer, as further set forth in the Domestic Toyota Car Dealership Contract.

(K)                              “Licensed Marks” means the marks licensed to the Dealer, as further set forth in the license contracts by and between FAW, TMC or DMC and FTMS, as amended and supplemented.

(L)                                “Dealer Facilities” means the facilities on the site of the Dealer located at                   and the facilities on the site of the Dealer’s branch store(s) opened upon the consent of FTMS and pursuant to the Branch Store Implementation Rules.

(M)                            “Main Territory” means a geographic area within the PRC to be designated to the Dealer by FTMS pursuant to Clause 8(1).

(N)                               “FAW” means China FAW Group Corporation, a PRC legal person established and existing under the laws of the PRC.

(O)                               “TMC” means Toyota Motor Corporation, a Japanese legal person established and existing under the laws of Japan.

(P)                                 “DMC” means Daihatsu Motor Co., Ltd., a Japanese legal person established and existing under the laws of Japan.

(Q)                               “TMCI” means Toyota Motor (China) Investment Co., Ltd., a PRC legal person established and existing under the laws of the PRC.

Chapter 2                                        Recognition

Article 2   Representations and Warranties

(1)                                 The Dealer represents and warrants to FTMS as follows:

(A)                               it is a legal entity duly established and validly existing under PRC laws; and

(B)                               it has all the governmental approvals and licenses required for the execution of this Contract and the performance of its obligations hereunder pursuant to all the applicable PRC laws, regulations and rules.

(2)                                 FTMS represents and warrants to the Dealer as follows:

(A)                               FTMS is a legal entity duly established and validly existing under PRC laws; and

(B)                               FTMS has the distribution right to FTMS Products pursuant to the Domestic Toyota Car Dealership Contract and Domestic Dario Car Dealership Contract.

Article 3   Acknowledgement and Authorization

(1)                                 FTMS hereby grants the Dealer a non-exclusive and non-sole right to conduct the following activities on terms and conditions of this Contract:

(A)                               display, market and sell FTMS Products at the Dealer Facilities;

(B)                               advertise FTMS Products in the Main Territory;

(C)                               perform the after-sales service to FTMS Cars and Toyota Cars at the Dealer Facilities;

(D)                               use the logos designated by FTMS at the Dealer Facilities to indicate that it is an authorized dealer of FTMS;

(E)                                use the Toyota Name and Licensed Trademarks in connection with the display, advertisement and promotion of, and provision of after-sales services to FTMS Products and Toyota Products; and

(F)                                 operate and maintain the Dealer Facilities soundly;

(3)                                 FTMS reserves the right to implement, whether by itself or any third party, the sales or after-sales services of FTMS Products and Toyota Products in the Main Territory.

Article 4   No Agency

Neither party hereto is the agent or representative of the other party for any purpose or in any scope nor does it grant the other party hereunder any authority or agency right to act on its behalf.

Chapter 3                                        Conditions for Recognition

Article 5   Mutual Cooperation and Expansion of Business Environment

(1)                                 The parties hereto shall cooperate with each other to establish good and close relationship and develop such relationship soundly

(2)                                 The Dealer agrees that it will not, whether within or after the term of this Contract, take any act that may damage any trade name or trademark owned by FAW, FTMS, TMC, DMC, orTMCI, or the reputation, credit or rating of FTMS Products or Toyota Products.

(3)                                 With a view to expanding the business environment in the Main Territory, and actively removing and curing any issues in or barriers to the reasonable transactions in the purchase or sales of FTMS Products or Toyota Products in the Main Territory to improve the service quality and protect the customer’s legal interest, the Dealer agrees to make its best efforts to take the following actions:

(A)                               establish and maintain good and stable relationship with the governmental authorities, relevant industrial associations and media that supervise the Dealer and FTMS;

(B)                               provide such governmental authorities, industrial associations and media with the information consistent with the views of the Dealer and FTMS; and

(C)                               cooperate with FTMS independently in the taking of any other measures deemed appropriate by it.

Article 6   Annual Plan

(1)                                 The Dealer shall each year, in consultations with FTMS, determine the target sales volume of FTMS Products in the Main Territory for such year (the “Annual Plan”), and shall make efforts to achieve the Annual Plan.

Prior to the end of December of the current year, the parties hereto shall enter into a written agreement with respect to the Annual Plan for the next year  on the basis of the research into FTMS’ car allocation plan, market trends in the Main Territory and other relevant conditions.

(2)                                 The Dealer shall, prior to the end of December each year, submit to FTMS the marketing plan for the next year to be implemented by the Dealer in connection with the sales of the FTMS Products in the Main Territory.

(3)                                 In case the Dealer fails to or is expected to fail to achieve the sales of FTMS Products in accordance with the Annual Plan for any given year, which is deemed by FTMS to be a cause attributable to the Dealer, the Dealer shall explain to FTMS in writing the reasons or causes therefor.  In such case, FTMS may request the Dealer to increase the future sales, improve the sales system or organization structure, increase the capital required for purchasing and selling FTMS Products, or take any other measures necessary for improving the purchasing or selling capability.

(4)                                 Where FTMS considers that the Dealer has not satisfied the request mentioned above six (6) months after FTMS raises such request to the Dealer, FTMS may deliver a written notice of termination to the Dealer to terminate this Contract with immediate effect.

Article 7   Non-competition

(1)                                 The Dealer agrees that within the term of this Contract it may not conduct any marketing, distribution, advertisement or sales of any product competitive with the FMTS Products without prior written consent of FTMS.

(2)                                 The Dealer also agrees that within the term of this Contract, without prior written consent of FTMS, it may not accept the appointment by any auto manufacturer other than FTMS as an authorized repair factory or authorized dealer of such auto manufacturer.

Article 8   Responsibilities for the Main Territory

(1)                                 FTMS shall further designate a certain geographic area within the PRC as the Main Territory of the Dealer in writing, as set out in Exhibit D hereto.

(2)                                 The Dealer shall be responsible for the sales and marketing of the FTMS Products within the Main Territory.  The Dealer shall make efforts to actively develop the market within the Main Territory with a view to achieving the Annual Plan determined pursuant to Article 6 hereof and shall provide the services of maximum satisfaction to the customers within the Main Territory.

(3)                                 Without prior written consent of FTMS, the Dealer may not set up or operate any outlet for FTMS Products outside the Main Territory, nor may it conduct any advertisement activities outside the Main Territory.

(4)                                 The Dealer understands and agrees that FTMS, TMC, DMC or any person designated by any of them may, from time to time, through a sales network other than the Dealer, sell directly or indirectly FTMS Products or Toyota Products to any other entity or person within the  Main Territory.

(5)                                 In the case of any event described in the preceding paragraph, the Dealer shall provide FTMS with the necessary information to cooperate and assist FTMS to facilitate the said sales, and answer FTMS’ request for customs declaration, transport and registration and other similar services relating to Toyota Products.

Article 9   Guidance by FTMS

FTMS may give advice to the Dealer on the Dealer’s operation, management, critical operating methods and the Dealer shall accept such advice unless it has a good cause.

Article 10                                            Information from the Dealer

The Dealer shall provide FTMS with the following true and accurate information upon request of FTMS or within a time period agreed with FTMS:

(A)                               information relating to the sales and inventory of FTMS Products within the Main Territory;

(B)                               information relating to the planned sales volume and sales cost of FTMS Products and the Dealer’s sales of the FTMS Products;

(C)                               monthly statements of paid and outstanding amounts, operating statements, monthly closing reports, audited balance sheets, income statements and most recent cashflow statements to indicate the financial status of the Dealer;

(D)                               name of opening banks and credit facility granted thereby as well as the balance of the loans owed to each opening bank and/or any other financial institution, description of the corresponding security interest and term of loan and any other information that indicate the loans obtained by the Dealer;

(E)                                organizational chart, staffing chart and key personnel plans of the Dealer as well as any other information relating to the organizational structure and staff of the Dealer;

(F)                                 information relating to the assessment of the FTMS Products in the Main Territory and any technical or sales issues of the FTMS Products;

(G)                               information mainly relating to the assessment, model, sales conditions, sales price, and sales quantity of the competitive products in the Main Territory;

(H)                              statistical data about autos (including without limitation, new autos and second-hand autos) and auto parts in the Main Territory;

(I)                                   information relating to laws and regulations that have been enacted or are expected to be enacted and may have an effect on the sales, services, manufacture, architecture or performance of the FTMS Products;

(J)                                   information relating to the economic projections or political or economic conditions in the Main Territory that may have an effect on the sales, services or component sourcing of the FTMS Products; and

(K)                              any other information reasonably requested by FTMS.

Article 11                                            Restrictions on Establishment or Operation of Similar Facilities

Without prior written consent from FTMS, the Dealer may not establish or operate any facilities having the functions set forth herein or any similar facilities.  Further, without prior written consent from FTMS, the Dealer may not change any function of any Dealer Facilities or use any Dealer Facilities for any functions other than those set forth herein.

Article 12                                            Notice of Material Changes to the Dealer’s Organizational Structure or Material Developments

(1)                                 In case any of the following changes is intended to be made to the Dealer’s organizational structure, the Dealer shall inform FTMS of the details of such change in writing 60 days prior to the making of the decision on such change and obtain the prior written consent of FTMS:

(A)                               merger or split-off;

(B)                               transfer of substantial assets or operational rights;

(C)                               acquisition of any other authorized dealer of FTMS, or acquisition of any other legal person;

(D)                               relocation, expansion, reduction or shut-down any part or all of the Dealer Facilities;

(E)                                any change to the equity structure of the Dealer itself or any of its investors;

(F)                                 the Dealer is to be converted into a joint stock company limited or the actual controlling person of the Dealer is going to be publicly listed and intends to consolidate the Dealer into its consolidated statements;

(G)                               change of any director or chairman or vice chairman;

(H)                              change of the general manager (in principle, the Dealer may not change its general manager within one year as of the commencement of its commercial operation and the interval between the change of two general managers shall be no shorter than one year); or

(I)                                   any other material change to the operation or organizational structure of the Dealer that may affect the performance of this Contract.

(2)                                 In case the Dealer intends to make any of the following changes to its organizational structure, it shall inform FTMS of the details of such change in writing 30 days prior to the making of the decision on such change and obtain FTMS’ prior written consent:

(A)                               change of any of the senior officers other than the general manager; or

(B)                               any individual investor or director of the Dealer intends to concurrently take any position in any other company.

(3)                                 Upon occurrence of any of the following events, the Dealer shall promptly deliver a written report to FTMS with respect thereto to explain the cause of, current status and possible legal consequences from such event:

(A)                               the Dealer or any of its investors is involved in any material litigation/arbitration or has been served with processes by any court or arbitration commission; or

(B)                               the Dealer or any of its investors is subject to any inquiry by any judicial authority for being suspected of committing a crime or any director, supervisor or senior officer of the Dealer is subject to any enforcement action by any judicial authority for being suspected of committing a crime.

(4)                                 If the Dealer itself or its controlling person is a publicly listed company, upon any change to the substantial (i.e., 5% or more) shareholding in the Dealer or its controlling person, or in case of any tender offer from any investor to all the shareholders of the Dealer or its controlling person to acquire all or any  part of the shares in the Dealer or its controlling person, or upon termination by the relevant stock exchange of the public trading of the shares in the Dealer or its controlling person, the Dealer shall within three days as of its submission of a written report on such event to the China Securities Regulatory Commission and the relevant stock exchange and the publication of the announcement of such event, notify FTMS in writing of the facts described in such announcement.

(5)                                 The Dealer hereby warrants to FTMS that it shall prohibit its general manager or any other senior officer from concurrently taking any position in any other company.

(6)                                 Where FTMS considers any change set forth in Items (1) to (2) above may adversely affect the Dealer’s ability to perform its obligations hereunder or any of FTMS’s rights hereunder, FTMS may, within a reasonable time limit, require the Dealer to cease the implementation of such change or modify the fundamental concept or relevant conditions of such change.

(7)                                 Where FTMS considers that the Dealer is unable to satisfy FTMS’s requirement set forth in Item (6) above, it may early terminate this Contract by a written notice of termination to the Dealer.

(8)                                 Where the Dealer fails to perform is obligations for delivering the written report/written notice as set forth in Item (3) or (4) above, or FTMS believes that any event as described in Item (3) or (4) above may have an adverse effect on the Dealer’s ability to perform its obligations hereunder or on FTMS’s rights hereunder,  or the Dealer breaches its warranty obligations set forth in Item (5) above, FTMS may early terminate this Contract by a written notice of termination to the Dealer.

Chapter 4                                        Individual Purchase and Sales

Article 13                                            Individual Purchase and Sales Contracts

(1)                                 The purchase and sales of any FTMS Products between the Dealer and FTMS shall be conducted pursuant to the conditions set forth in the individual purchase and sales contracts by and between them.  Individual purchase and sales contracts shall prevail over this Contract.

(2)                                 When purchasing any FTMS Components from any third party, the purchase and sales of such FTMS components shall be conducted pursuant to the specific components purchase and sales contract between the Dealer and such third party.

Article 14                                            Effectiveness of Individual Purchase and Sales Contracts

(1)                                 The Dealer shall prior to a certain date in the current month to be separately designated by FTMS, place its order for the FTMS Cars for the next month, or at any time agreed with FTMS place its order for the FTMS Components required by it.  Such orders shall be in the form designated by FTMS and shall be executed by the legal representative of the Dealer or the authorized representative thereof.  Simultaneous with the placement of any such order, the Dealer shall submit to FTMS an estimate of products required by it for the two consecutive months following the month for which such order is placed.  Such estimate shall be a reasonable and correct estimate made after having fully considered the sales and inventory of the FTMS Products in the Main Territory, but such estimate shall be for reference only and not be binding upon either party hereto.

(2)                                 Within a certain time period as separately agreed between the parties hereto as of its receipt of any order from the Dealer placed pursuant to the provisions in Item (1) above, FTMS shall notify the Dealer of its response to such order as to whether it will accept such order or request the Dealer to change the order.

(3)                                 Any individual purchase and sales contract shall be constituted upon FTMS’s notification to the Dealer to accept the Dealer’s relevant order or the Dealer’s acceptance of the FTMS’s request for any change to the relevant order.

(4)                                 Unless otherwise specified herein, FTMS shall not be liable to the Dealer for its refusal to accept any order or request for any change to any order as specified in Item (2) above.

(5)                                 Notwithstanding the provisions in Item (3) above, the Dealer understands that the supply quantity allocated to the Dealer is variable, which means that FTMS may reduce the previously allocated supply quantity or extend the previously scheduled delivery time, without any liability to the Dealer.

Article 15                                            Pricing

(1)                                 FTMS may set the price for any product to be sold to the Dealer and may change the same as appropriate, without any liability to the Dealer.  Notwithstanding the above, unless otherwise agreed in writing between the Dealer and FTMS, the price set forth in any executed and effective individual purchase and sales contract may not be changed.

(2)                                 The price set forth in Item (1) above shall be inclusive of the transportation fee and insurance from the place of delivery specified in Item 17(1) to a place of delivery agreed between FTMS and the Dealer.

(3)                                 Unless otherwise agreed between the parties hereto, the price set forth in Item (1) above shall be settled in RMB and exclusive of the VAT.

Article 16                                            Terms of Payment

(1)                                 Unless otherwise agreed between the parties hereto, the Dealer shall pay FTMS the amount set forth on the invoice prior to a date to be separately designated by FTMS.

(2)                                 Even if a individual purchase and sales contract is constituted in accordance with Article 14, prior to the receipt by FTMS of the amount set forth in Item (1) above, FTMS shall not be liable to the Dealer for any delay in the performance of such individual purchase and sales contract.

(3)                                 Unless otherwise agreed between the parties hereto, all the payments from the Dealer to FTMS shall be made in RMB.

(4)                                 In case of any delay in the payment of any amount to FTMS hereunder, the Dealer shall be liable for the delay penalty for such outstanding amount.

(5)                                 Unless otherwise agreed between the parties hereto, the amount set forth in any invoice under Item (1) above shall be inclusive of the price and the VAT.

Article 17                                            Delivery

(1)                                 The place of delivery for FTMS Products hereunder shall be the logistic warehouse in which FTMS Products are stocked.  The means of transport and the carrier for delivering the FTMS Products to the Dealer shall be separately designated by FTMS.

(2)                                 Each delivery of the FTMS Products shall be conducted at the place of delivery specified in Item (1) above.  A delivery shall be deemed to be completed at the time when the truck carrying the FTMS Products departs from the logistic warehouse.  Any FTMS Products shall be delivered to the destination by a carrier to be designated by FTMS.

(3)                                 Any risk relating to any FTMS Products delivered to the Dealer by FTMS shall be transferred from FTMS to the Dealer upon the delivery of such products as set forth in Item (2) above.

(4)                                 The ownership of any FTMS Products delivered to the Dealer by FTMS shall be assigned from FTMS to the Dealer upon the delivery of such products to the Dealer as set forth in Item (2) above subject to FTMS’s receipt of the amount in full set forth in the individual purchase and sales contract relating to such products.

Article 18                                            Acceptance Inspection

(1)                             Pursuant to the relevant individual purchase and sales contract, after any FTMS Products are delivered to the destination, the Dealer shall within a time period to be further agreed between the parties hereto, inspect any delivery to see if there is any excess or shortfall or mis-shipping in or any damage to such delivery and accept those FTMS Products that are verified to have passed such inspection (the “Acceptance Inspection”).

(2)                                 Where after the Acceptance Inspection conducted within the time limit as set forth in Item (1) above the Dealer detects any excess, short or wrong delivery or any damage to such delivery, it shall promptly notify FTMS thereof in writing.  Where such notice fails to arrive at FTMS within three working days of the Dealer after the said time limit for the Acceptance Inspection, it shall be deemed that there is not any excess or shortfall or mis-shipping in nor any damage to such delivery.

(3)                                 In case of a notice from the Dealer to FTMS pursuant to Item (2) above, FTMS considers that such excess or shortfall or mis-shipping in or damage to such delivery shall be attributable to FTMS, FTMS shall in accordance with the standards or procedures to be further agreed, (i) deliver the shortfall or replacement for free, or (ii) repair or adjust the damaged FTMS Products for free.  In such case, the Dealer shall as instructed by FTMS, render necessary assistance to FTMS in the implementation of any of the above remedial measures selected, including returning or abandoning the mis-shipped or damaged FTMS Products.

Article 19                                            Modification of FTMS Products

(1)                                 FTMS may modify the model and specifications of any FTMS Products from time to time.  In case of such modification, FTMS may discontinue the production or shipment of the FTMS under the original model or specifications, without any liability to the Dealer therefor.

(2)                                 With respect to any effective individual purchase and sales contract that exists prior to the modification of the model and specifications of any FTMS Products, whether the products ordered thereunder have been delivered or not, FTMS shall have no obligation to convert any FTMS Products under such contract into the modified model and specifications.

Chapter 5                                        Business Conduct of the Dealer

Article 20                                            Organizational Structure and Facilities

(1)                                 Following the prior written consent from FTMS, the Dealer shall set up the facilities for the sales of and provision of after-sales for FTMS Product on a site within the Main Territory designated or accepted by FTMS.  Other than any branch store otherwise authorized or recognized by FTMS, the Dealer may not set up any branch store or any other sales or after-sales facilities in any area for the purpose of implementing the sales and after-sales services of FTMS Products, nor may it designate any third party as sub-dealer.

(2)                                 The Dealer shall make endeavors to conduct the promotion of FTMS Products to provide high-quality services to the customers.  To such end, the Dealer shall implement the following activities at its own expense and responsibilities:

(A)                               prepare appropriate immediately available funds for the purpose of implementing of the purchase, sales and after-sales services for FTMS Products;

(B)                               set up and maintain an effective organization staffed adequately with employees having sufficient knowledge or experience for the purchase, sales and after-sales services of FTMS Products and responding to client complaints.

(C)                               set up or maintain the following facilities:

(i)                                     appropriate exhibition hall(s) for the display of FTMS Products;

(ii)                                  storage site(s) for the adequate management of the FTMS Cars and the warehouses for the inventory of FTMS Components; and

(iii)                               facilities for the pre-delivery inspection of FTMS products, including after-sales services such as repair and maintenance,

(D)                               The Dealer shall set up facilities that satisfy the applicable requirement for Dealer Facilities and comply with the standards under applicable PRC environmental laws and regulations, including without limitation, standards relating to noise, water discharge, gas emission, fire fighting or waste.

(3)                                 Where FTMS considers the Dealer fails to sufficiently satisfy any requirement specified in this Article, the Dealer shall promptly conduct necessary improvements or enhancements to satisfy the requirement of FTMS.

(4)                                 Where FTMS considers the Dealer fails to satisfy the requirement specified in Item (3) above, FTMS may early terminate this Contract by a written notice of termination to the Dealer.

Article 21                                            Dealer’s Management of Sales and Inventory

(1)                                 The Dealer shall keep sufficient and appropriate inventory of FTMS and shall promptly and duly purchase in and service the FTMS Products.

(2)                                 The Dealer may not wholesale to any third party or export to any place outside the PRC (including HK SAR, Macau SAR and Taiwan) or sell to any third party intending to do such export, any FTMS Products.

(3)                                 In case of any breach of the provisions in the preceding paragraph, the Dealer shall indemnify the dealers in the areas to which it has exported any FTMS Product against any loss of the obtainable profit resulting from such breach.  The Dealer shall negotiate about and agree on the agreement for such indemnification with the dealers in the said areas and FTMS shall not assume any liabilities therefor; provided however, that the Dealer shall promptly notify FTMS of the result of such negotiation and agreement.  The Dealer shall release FTMS from and indemnify FTMS against any damage and loss arising from such breach.

Article 22                                            Recommended Retail Price

FTMS may set recommended retail prices for FTMS Products; provided that it shall notify the Dealer of such recommended retail prices and publish the same.  The Dealer shall agree to respect such recommended retail prices; provided however that in case FTMS sets a limit on the highest retail price the Dealer shall observe such limit.

Article 23                                            Responsibilities for Promotion and Advertisement

(1)                                 Subject to the prior written consent of FTMS, the Dealer shall be obligated at its own expense, to conduct the promotion and advertisement activities for FTMS Products in the Main Territory in an effective and appropriate manner.

(2)                                 Prior to the end of December of the current year, the Dealer shall submit to FTMS in the form to be further specified by FTMS, its Annual Plan for the promotion and advertisement activities for FTMS Products for the next year.

(3)                                 FTMS may provide appropriate guidance and advice to the Dealer on the promotion and advertisement activities for FTMS Products and the annual plan therefor as submitted by the Dealer.

(4)                                 The Dealer shall participate in the promotion and advertisement activities for FTMS Products conducted by FTMs targeted at all or certain areas in the PRC.

(5)                                 Upon request of FTMS, the Dealer shall render assistance to FTMS in car exhibitions, exhibition fairs, trade fairs or contests conducted by FTMS.

Article 24                                            Advertisement Materials

(1)                                 In order to support the advertisement and promotion activities to be conducted by the Dealer, FTMS shall furnish the Dealer with the advertisement and promotion materials and other printed materials regarding FTMS at a price to be further agreed between FTMS and the Dealer and in the type and quantity to be determined by FTMS at its own discretion.

(2)                                 The Deale shall use the trademarks designated by FTMS in conducting the advertisement and promotion activities for FTMS products.

(3)                                 Any advertisement promotion materials designed by the Dealer itself shall comply with the codes for images/word logos provided by FTMS, and applicable laws and regulations, and shall respect the ethical customs of the local region.  In addition, the Dealer shall assume any liabilities relating thereto.

Article 25                                            Store Signs

(1)                                 The Dealer shall at its own expense, purchase standard high-rise signs and FAW-TOYOTA Standard Awnings (“Store Signs”).  In order to maintain the uniform brand image, the Dealer shall agree to use the Store Signs designed by FTMS to which the IP rights are owned by FTMS.  The Dealer shall purchase such Store Signs from third parties authorized by FTMS.

(2)                                 The Dealer may not set up any advertisement board or any other signs that may have any adverse effect on any Store Signs.  Further, the Dealer may not place any advertisement, trademark or service mark of any product that competes with any FTMS Product.

Article 26                                            Provision of After-sales Services to Customers

(1)                                 The Dealer shall provide pre-delivery inspection, regular maintenance, general repair and maintenance and other similar after-sales services to all the FTMS Cars and Toyota Cars, whether sold out by the Dealer or not.

(2)                                 The Dealer shall perform the warranty services and other after-sales services in accordance with the Toyota Warranty Policy and Procedure Manual (the “WPPM”) and other procedures to be subsequently provided by FTMS.

Article 27                                            Warranties

(1)                                 The Dealer shall within the term provided in the WPPM, provide repair services to FTMS Cars free of charge (the “Warranted Services”) within the scope set forth in the WPPM.

(2)                                 In accordance with WPPM, FTMS shall pay the Dealer the component and labor fees and expenses incurred by the Dealer in connection with the provision of the Warranted Services.  FTMS shall not reimburse the Dealer for any fees and expenses for any Warranted Services that are not covered by the scope set forth in WPPM.

(3)                                 With respect to Toyota Cars, the Dealer shall also provide the Warranted Services in accordance with any other WPPM provided by any auto supplier designated by FTMS.  In such case, such Warranted Services shall also not exceed the scope set forth in such other WPMM.

Article 28                                            Pre-delivery Inspection

Prior to the delivery of any FTMS Car to its purchaser, the Dealer shall perform pre-delivery inspection on such FTMS Car in accordance with the car inspection standards to be subsequently furnished by FTMS.

Article 29                                            Regular Inspection and Maintenance

(1)                                 The Dealer shall perform regular inspection on all the FTMS Cars and Toyota Cars, whether sold out by the Dealer or not, in each case in accordance with the standards to be subsequently provided by FTMS.  The fees and expenses incurred in connection with such regular inspection shall be paid by the Dealer itself or the relevant customers

(2) When a Toyota Authorized Service System (the “TASS”) designated by TMCI to provide repair services to Toyota Cars perform free regular maintenance for FTMS Cars sold out by the Dealer, the Dealer shall pay such TASS the expenses incurred by such TASS in the performance of such regular maintenance upon its receipt of the relevant invoice from such TASS.

Article 30                                            Special Services

(1)                                 Where FTMS requests the Dealer to perform special repair or inspection on any FTMS Cars or Toyota Cars, the Dealer shall perform such repair or inspection as instructed by FTMS, with the expenses relating thereto to be borne by FTMS.

(2)                                 The expenses necessary for the repair or inspection performed by the Dealer and the method for the payment of such expenses shall be subject to further negotiations between the Dealer and FTMS.

Article 31                                            Components

(1)                                 The Dealer shall in accordance with the conditions and procedures set forth in Articles 13 and 14, order FTMS Components from FTMS or third parties designated by it.  Without prior written consent from FTMS, the Dealer may not sell to any customer any FTMS Components or any other assemblies, back-up components, genuine parts, lubricants or special tools purchased by the Dealer from any person other than FTMS or any third party designated by FTMS.  The Dealer is recommended to purchase any genuine parts, chemicals and general tools other than FTMS Products from FTMS or third parities designated by it for the sale of the same to customers.

(2)                                 Even if the Dealer sells to any customer any back-up components, assemblies, lubricants and special tools purchased from any person other than the third parties designated by FTMS with prior written consent from FTMS, the Dealer shall be liable for any issue arising from such back-up components, assemblies, lubricants and special tools and FTMS shall not be held liable therefor.

Article 32                                            Response to Complaints from Customers

The Dealer shall promptly report to FTMS in a form to be further designated by FTMS any complaints received by it directly or indirectly from customers about any FTMS Products or Toyota Products.  The Dealer shall resolve such complaints at its own expense whether such products are sold out by itself or not.  In case any complaint fails to be resolved one month after it is received by the Dealer or is designated as a material case by FTMS, the Dealer shall submit the details of such complaint to FTMS in writing and resolve the same as instructed by FTMS.

Article 33                                            Modification of Products

Without prior written consent from FTMS, the Dealer may not modify any FTMS Product, including installing on or removing from any FTMS any component.  Even if the Dealer modifies any FTMS Product with the prior written consent from FTMS, it shall be the Dealer who shall take full responsibility for any abnormality or defect arising from such modification and FTMS shall not be held liable therefor.

Article 34                                            Used-Car Business

[Intentionally omitted.]

Article 35                                            Any Other Retail-related Business

[Intentionally omitted.]

Chapter 6                                        Dealer Management

Article 36                                            Performance Review

FTMS shall have the right to periodically review the performance of the Dealer in accordance with a uniform evaluation system (“Evaluation System”) previously issued to the Dealer.  FTMS shall give a certain remediation period to the Dealer if the Dealer is ranked among the poor-performed ones on the basis of the result of such performance review.  If the Dealer still fails to reach the remediation target upon the expiration of such remediation period, FTMS shall have the right to early terminate this Contract by a written notice of termination to the Dealer.  The power to formulate, modify and interpret the Evaluation System shall lie with FTMS.

Article 37                                            Investigation of Customer Satisfaction

FTMS may in accordance with the method formulated by itself, conduct investigation of customer satisfaction into the Dealer among customers who use FTMS Products.  The Dealer shall proactively assist FTMS in such investigation.  FTMS may request the Dealer to take steps to improve customer’s satisfaction with it.  Where FTMS determines that the Daeler fails to satisfy such request six months after the request is made, FTMS may immediately terminate this Contract by a written notice of termination to the Dealer.

Article 38                                            Settlement Account

The Dealer shall open an account with a bank designated by FTMS for the special use for transactions with FTMS and shall notify FTMS of the opening bank, account name, and account number of such account.

Article 39                                            Information System

The Dealer shall agree to use the system software to be subsequently provided, designated or accepted by FTMS in the sales, supply and performance of after-sales services.

Chapter 7                                        Intellectual Property Rights

Article 40                                            Intellectual Property Rights

(1)                                 This Contract does not transfer to the Dealer or grant the Dealer, the full implementation right with respect to the Licensed Marks or Toyota Name or any other trademark rights, copyrights, industrial design rights or invention patent rights or any other intellectual property rights owned FTMS, DMC, FAW in connection with FTMS Products or Toyota Products.  Such intellectual property rights shall remain the property of their respective original owners.

(2)                                 The Dealer shall not have any right to apply for the registration or publish in any jurisdiction (i) any trademark, technical information, know-how or any other intellectual property rights licensed by FTMS; (ii) any similar intellectual property; (iii) any combination with any other intellectual property rights.

(3)                                 The Dealer shall monitor at all times to make sure that any intellectual property rights relating to FTMS Products or Toyota Products will not be infringed upon by or infringe upon any intellectual property rights of any third party.  The Dealer shall promptly notify FTMS in writing of any use or proposed use of any such intellectual property rights by any party other than FTMS upon being aware of the same.  In the meanwhile, the Dealer shall at written request from FTMS and pursuant to instructions of FTMS, FAW, TMC or DMC, take appropriate measures to protect such intellectual property rights.

(4)                                 When FTMS, FAW, TMC or DMC applies for registration of any intellectual property rights relating to FTMS Products in the Main Territory, the Dealer shall provide assistance to FTMS, FAW, TMC or DMC as requested by FTMS.

(5)                                 The intellectual property rights specified herein shall include any and all the intellectual property rights owned by FTMS, FAW, TMC or DMC inside the PRC, whether registered or not.

Article 41                                            Use of Registered Marks

(1)                                 FTMS hereby grants the Dealer a non-exclusive and non-sole right license to use the Licensed Marks in connection with the sales and after-sales services of the FTMS Products.

(2)                                 The Dealer agrees to use the Licensed Marks only in connection with the sales and after-sales services of FTMS Products strictly in accordance with the directions provided by FTMS.

(3)                                 The Dealer agrees that upon request from FTMS for any reason, the Dealer shall immediately cease or change the use of the Licensed Marks.

Article 42                                            Use of Toyota Name

(1)                                 The Dealer shall strictly in accordance with the use directions provided by FTMS, use the Toyota Name as a part of its corporate name, trade name or department name (the Toyota Name licensed to the Dealer hereinafter referred as the “Licensed Name”).

(2)                                 The Dealer agrees that upon request from FTMS for any reason, the Dealer shall immediately cease or change the use of the Licensed Marks and go through the procedures necessary for such cessation or change, including the procedures for registration of corporate name.

Chapter 8                                        Term

Article 43                                            Term of Contract

This Contract shall become effective as of [•] and shall remain effective for two years until [•], unless early terminated in accordance with Article 44 below.

Article 44                                            Expiration and Early Termination

(1)                                 This Contract shall terminate upon occurrence of any of the following events:

(A)                               This Contract is not extended upon expiration;

(B)                               The parties hereto have agreed in writing to early terminate this Contract;

(C)                               The Domestic Toyota Car Dealership Contract expires or terminates and no replacement contract is executed;

(D)                               Either party hereto is ordered to suspend operation or has its business license revoked or is imposed on any other similar penalty;

(E)                                Either party delivers a written notice of termination to the other party in case the other party suffers a petition for seizure, attachment, freezing, or any other property preservation or enforcement measures against its substantial assets, share (including equity) or bank account;

(F)                                 Either party hereto becomes insolvent, or submits or suffers a petition for dissolution, reorganization or bankruptcy;

(G)                               FTMS delivers a written notice of termination to the Dealer in case of any of the following events:

(i)                                     the Dealer suspends its business for 7 consecutive days without good cause;

(ii)                                  the Dealer commits an offense or crime;

(iii)          the Dealer provides any false information to FTMS, which results in FTMS committing a material mistake in decision-making or suffering an economic loss;

(iv)                              the Dealer fails to repay any loan obtained from any financial institution on basis of any four-party agreement or cooperation agreement between FTMS and such financial institution;

(v)                                 the Dealer fails to perform its obligation to submit any written report specified in Clause 12(1) or (2) or the Dealer makes any change specified in Clause 12(1) or (2) without prior written consent from FTMS or FTMS detects there exists any discrepancy between the actual organizational structure of the Dealer and the information previously provided by the Dealer;

(H)                              FTMS delivers a written notice of termination to the Dealer in accordance with Clause 6(4), Clause 12(7), Clause 12(8), Clause 20(4), Article 36, Clause 37(3) or Article 55.

(I)                                   Either party hereto breaches any of its obligations hereunder (“Breaching Party”) and fails to cure such breach within the 60-day remedial period allowed by the other party and the other party delivers a written notice of termination to the Breaching Party;

(J)                                   the Dealer breaches this Contract or the FAW-TOYOTA Sales Co., Ltd. Dealership Contract Special Clauses (the “Special Clauses”)( if any); or

(K)                              the parties hereto believe that the continued performance of this Contract is rendered impossible due to any force majeure event specified in Article 46 or any provision in Article 53.

(2)                                 Termination of this Contract in accordance with Items (A), (B), (C) or (K) in Clause (1) above shall not constitute the basis for the claim of any indemnification.  In case this Contract is early terminated in accordance with Items (D) to (J) in Clause (1) above, the party to whom the event occurs shall not have any right to claim indemnification from the other party.

Article 45                                            Post-termination Measures

(1)                                 Upon any termination of this Contract, any right and obligation of either party hereto shall be distinguished; provided however that, any creditor’s rights or debts accrued by virtue of this Contract prior to such termination shall survive such termination until the satisfaction thereof.

Notwithstanding the foregoing provisions, with respect to any FTMS Products that are the subject matter of any Individual Purchase and Sales Contract formed prior to the termination of this Contract and that have not been produced or delivered, FTMS reserves the right to cancel all or any portion of such Individual Purchase and Sales Contract at its own discretion.

(2)                                 Where upon the early termination of this Contract in accordance with any Item from (D) to (J) in Clause 44(1), the other party claims indemnification from the party to whom such event occurs, the party to whom such event occurs shall promptly compensate the other party for any loss suffered.

(3)                                 Upon any termination of this Contract, the Dealer shall immediately cease the use of or remove at its own expense any advertisement signboard or store signs bearing any Licensed Mark.  In addition, the Dealer shall cancel or transfer free of charge to any third party designated by FTMS any domain name containing any Licensed Mar registered by the

Dealer.  Following any termination of this Contract, the Dealer may not take any action that may cause any third party to mistake the Dealer as a dealer or retailer or repair plant for any FTMS Products or Toyota Products.

(4)                                 Following any termination of this Contract, the Dealer shall immediately upon instruction from FTMS, return to FTMS or subject to prior written consent of FTMS, dispose of the following materials and the translations and copies thereof, in each case, at its own expense;

(A)                               all the materials, data and advertisement materials;

(B)                               software for sales and after-sales services;

(C)                               tools, machinery and equipment necessary for the repair and maintenance of the FTMS Products or Toyota Products but those tools, machinery and equipment purchased or financed by the Dealer and bearing any Licensed Mark may continue to be used by the Dealer after such Licensed Mark is removed,

(5)                                 Following any termination of this Contract, the Dealer may not sell, transfer or create an encumbrance on any FTMS Product without prior written consent of FTMS.  FTMS may purchase on a priority basis those FTMS Products kept by the Dealer that are new, unused and undamaged and are as opinioned by FTMS in good and marketable conditions.  Subject to prior written consent of FTMS, the Dealer may dispose of any FTMS Products that are not so purchased by FTMS.

(6)                                 Following any termination of this Contract, FTMS may enter the Dealer Facilities to conduct inspection to verify the Dealer’s performance of its obligations under this Article.  FTMS make take legal or administrative proceedings for removal or repossession where it determines after such inspection that the Dealer fails to perform all the obligations under this Article.  The Dealer shall indemnify FTMS against any expenses arising from such proceedings.

(7)                                 This Article 45, Clause 5(2) and Article 49 shall survive any termination of this Contract.

Chapter 9                                        General Provisions

Article 46 Force Majeure

[Intentionally omitted.]

Articel 47

This Contract shall be governed by PRC laws.

Article 48                                            Dispute Resolution

Disputes arising hereunder shall be resolved through arbitration by China International Economic and Trade Arbitration Commission (“CIETAC”) under the CIETAC rules then in effect.

Article 49                                            Confidentiality

[Intentionally omitted.]

Article 50                                            Defense of Performance

When either party hereto breaches any of its obligations hereunder, the non-breaching party may suspend its performance of its obligations hereunder, without any liability to the breaching party, until the breaching party has cured such breach.

Article 51                                            Indemnification

Each party hereto shall indemnify the other party against any economic losses suffered by the other party arising from the failure of such party to perform any of its obligations hereunder.

Article 52                                            Entire Agreement

[Intentionally omitted.]

Article 53                                            Severability

[Intentionally omitted.]

Article 54                                            No Waiver

[Intentionally omitted.]

Article 55                                            No Assignment

[Intentionally omitted.]

Article 56                                            Communications

[Intentionally omitted.]

Article 57                                            Language

This Contract shall be executed in Chinese.

Article 58                                            Non-covered Matters

Any matters not covered hereunder but relating hereto shall be resolved through friendly consultations between the parties hereto.  The foregoing provision shall also apply to the modification of this Contract.

Article 59                                            Amendment and Modification

Any amendment to this Contract shall be made by written agreement signed and stamped by both parties hereto.

[Dealer] (company seal)	FAW-TOYOTA Motor Sales Co., Ltd.
(company seal)

Signed by:	Signed by:

Part                          II

Toyota Dealership Agreement

By and between

[Dealer]

And

Toyota Motor (China) Investment Co., Ltd.

Dated: [•]

Toyota Dealership Agreement

This Agreement is entered into by and between                           [the “Dealer”] and Toyota Motor (China) Investment Co., Ltd. (“TMCI”) on [•] in Beijing, the People’s Republic of China (the “PRC” or “China”).

Objectives of the Agreement

This Agreement is mainly intended to set forth the mutual undertakings of each of TMCI and the Dealer, authorize the Dealer to deal in the Toyota Products and provide services thereto, and specify the rights and obligations of each of TMCI and the Dealer.

Recitals

TMCI is authorized by Toyota Motor Corporation (“TMC”) to distribute the Toyota Products and conduct relevant sales, marketing and service activities within the PRC, excluding Hong Kong SAR, Macau SAR and Taiwan.

The Dealer desires to obtain the authorization of TMCI to establish and operate TMCI’s Dealer Facilities, sell the Toyota Products and provide services thereto.

Article 1                                               Term

This Agreement shall come into effect upon being executed by both parties hereto and shall remain effective for one (1) year (the “Term”) unless earlier terminated by agreement between the parties hereto or otherwise in accordance with this Agreement.  The Term may be automatically extended for a term of one (1) year unless either party notifies that it will not renew this Agreement three (3) months prior to the expiration of the current Term.

Article 2                                               Approved Dealer Sites

In order for TMCI to establish and maintain an affective authorized dealer network, the Dealer hereby agrees that it will conduct the operation of Toyota brand products solely on the site approved by TMCI hereunder.  TMCI hereby approves that the site set forth below and the facilities thereon shall be the sole site (the “Approved Site”) on which the Dealer may sell the Toyota Products, provide the relevant services and display the Toyota Trademarks: [insert description of the Approved Site].  Without prior written consent of TMCI, the Dealer may not sell autos or auto spare parts or provide auto-related services, nor may it set up or operate any facilities with similar purposes or functions set forth herein in any place other than the Approved Site.  Further, without prior written consent of TMCI, the Dealer may not change the intended purposes or functions of any Dealer Facilities, nor may it use any Dealer Facilities for any purpose or function other than those contemplated hereunder.

Article 3                                               Preconditions

The obligations of TMCI hereunder are subject to the satisfaction of the following conditions:

Pursuant to the relevant provisions of the Measures for the Implementation of the Administration of Auto Brand Sales promulgated on February 25, 2005, the qualifications of

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the Dealer shall have been properly filed with the competent authority and the scope of business of the Dealer as set forth on its business license shall contain “sale of imported Toyota brand cars”.

Article 4                                               Acquisition, Delivery and Storage of Toyota Products

A.                                    Appointment and Authorization of the Dealer

TMCI hereby appoints the Dealer to, and grants the Dealer a nonexclusive right to sell the Toyota Products within the specified geographic area and the Dealer hereby accepts such appointment and non-exclusive authorization.

TMCI reserves its right to sell by itself or through any third party the Toyota Products within the said specified geographic area.

Without prior written consent of TMCI, the Dealer may sell the Toyota Products solely to end-users and may not conduct any wholesale of the Toyota Products.

B.                                    Selling Price and Conditions

TMCI may set and modify from time to time the price of and other conditions for the sale of the Toyota Products to be sold to the Dealer.  Such modified price and terms and conditions shall become effective upon the receipt by the Dealer of the notice of modification (for complete cars) or the issue of new or modified spare part price list or the completion of the notice, letter, circular or sheet of modification (for auto components and spare parts) or any other time designated by TMCI.

TMCI shall have the right to se and publish the manufacture suggested retail price (MSRP) of the Toyota Products.  The Dealer shall display in a prominent position on the Approved Site the MSRP of the Toyota Products and the fees charged by the Dealer for various services provided by it.

C.                                    Manners, Place and Fees of Product Delivery

TMCI may designate the place of delivery and the manners of transport and select the carriers for delivering the Toyota products to the Dealer.

The ownership of each shipment of Toyota Products delivered to the Dealer shall be transferred to the Dealer upon TMCI’s receipt from the Dealer of the total price for such shipment.  Notwithstanding the foregoing, TMCI shall not be responsible for any destruction, loss or damage to any Toyota Products sold hereunder that have been delivered to the place of delivery.

D.                                    Change to Design, Optional Configuration or Specifications

TMCI may change the design or specifications or configuration of any Toyota Products, without any obligation to notify the Dealer in advance or to make similar changes to any products previously purchased by the Dealer or shipped to the Dealer.

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E.                                     Discontinuation of Production or Importation

Subject to applicable PRC laws, the Manufacturer and/or TMCI may at any time discontinue the production, importation or distribution of all or any portion of the Toyota Products, without any liabilities or obligation to the Dealer.

F.                                      Inventory

Within the Term, the Dealer shall as required by TMCI, maintain sufficient and appropriate inventory of the Toyota Products so as to quickly and promptly deliver the relevant Toyota Products and services to the users.

G.                                    Product Refitting

Without prior written consent of TMCI, the Dealer may not install on any Toyota car any components or spare parts sold on the auto spare part market, or otherwise refit any Toyota car that may harm the safety, exhaust emission, overall structure or performance of such Toyota car.

Article 5                                               Marketing of Toyota Products by the Dealer

A.                                    Export Policies

The Dealer is granted the authorization to sell Toyota Products only within the PRC.  In no even, may the Dealer sell or export any Toyota Products to any region or country outside the PRC, nor may it sell any Toyota product to any individual or entity that the Dealer know or should know or has reason to believe intends to sell or export such Toyota Products to any region outside the PRC.

B.                                    Advertisement and Publicity Obligations

The Dealer is obligated to, at its own expense and subject to the prior consent of TMCI, conduct the publicity and advertisement activities for Toyota Products.  TMCI may provide the Dealer with appropriate guidance or advice on such promotion and advertisement activities.

Upon request of TMCI, the Dealer shall proactively participate in any promotion of Toyota Cars or any publicity and advertisement activities conducted by TMCI aimed at improving the auto services.  As request by TMCI, the Dealer shall render assistance to TMCI in connection with car exhibition, exhibition fairs and car races.

TMCI may provide the Dealer with paid or free relevant advertisement literatures relating to Toyota Products.

Article 6                                               Service Obligations of the Dealer

A.                                    Pre-delivery Obligations for New Cars

The Dealer hereby agrees that it shall provide pre-delivery services to each new Toyota car in accordance with Toyota standards prior to the delivery of such new Toyota car to the relevant user.

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B.                                    Warranty and Policy Adjustment Services

The Dealer hereby confirms that the sole warranty applicable to the Toyota Products shall be the Toyota Warranty Procedures provided by TMCI or the Manufacturer or any other written warranty specifically provided by TMCI or the Manufacturer.

The Dealer shall provide the warranted services, non-warranted services or policy adjustment services specified by TMCI to Toyota Cars in accordance with Toyota Warranty Procedures.  TMCI shall reimburse the Dealer for all the expenses incurred by the Dealer in connection with all the warranty and policy adjustment work.

The Dealer agrees that it shall take all reasonable steps to provide services to Toyota brand cars, wherever purchased or whether eligible to warranted services or not.

C.                                    Use of Components and Spare Parts

Unless otherwise agreed between the parties hereto, the Dealer may not use in the provision of the repair or other services, any components or spare parts other than the Genuine Toyota Components and Spare Parts purchased from the parties designated and approved by TMCI.

D.                                    Recall Activities

TMCI may organize recall activities from time to time.  The Dealer shall, as instructed by TMCI, fully cooperate with TMCI in connection with TMCI’s recall activities.  TMCI shall have the right to cease the supply of any Toyota Products to the Dealer in case TMCI recalls such Toyota Products or suspects that such Toyota Products are defective.

Article 7                                               Compliance with Laws, Orders, Rules and Regulations for Consumer Protection

The Dealer shall strictly comply all the PRC laws, orders, rules and regulations relating to consumer protection and be responsible for the repair, replacement or return of the Toyota Products for the relevant consumers.

The Dealer shall notify TMCI of any complaint against TMCI that may result in TMCI assuming liabilities and shall take all measures as required by TMCI.  In case TMCI reasonably determines that the Dealer fails to repair any car in accordance with the policies and procedures issued by TMCI in writing or express instructions orally given by TMCI with subsequent written confirmation, the Dealer shall be liable for paying the refund back to or replacing car for the user.  The Dealer shall also agree to provide user notices or public announcements relating to car repair or replacement required under applicable laws or any other consumer protection laws or regulations.

Article 8                                               Service Equipment and Materials

The Dealer agrees to obtain and properly maintain sufficient service equipment and special service tools and instruments specified by TMCI.

TMCI agrees to provide to the Dealer copies of those service manuals, public announcements, printed materials and technical data which are deemed by TMCI to be actually needed by the Dealer.  The Dealer shall be responsible for causing such service manuals, public announcements, printed materials and technical data to be most updated and available to its employees.  The copyright to the foregoing service manuals, public

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announcements, printed materials and technical data shall be vested in the TMCI or the Manufacturer.

Article 9                                               Information to be Furnished by the Dealer

The Dealer shall, upon request of TMCI or upon execution of the relevant agreement with TMCI, furnish the following information to TMCI:

a.                                      information relating to the sales and inventory of Toyota Products or the background of the Dealer;

b.                                      information to the Dealer’s planned sales volume and sales cost of the Toyota Products;

c.                                       information relating to the organization and staff of the Dealer;

d.                                      information relating to the assessment and technical or sales issues of Toyota Products;

e.                                       information relating to the assessment, models, sales conditions, sales prices and sales quantity of the competitive products;

f.                                        statistical data relating to auto and auto components and services;

g.                                       information relating to the laws, orders, rules and regulations that have been or are expected to be implemented and may have an effect on the sales, service, manufacture, structure or performance of the Toyota Products;

h.                                      political and economic information that relates to economic forecasts or may have an effect on the sales, service, or components production plan of the Toyota Products; and

i.                                          any other information reasonably requested by TMCI.

Article 10                                        Responsibilities for Customer Satisfaction

[Intentionally omitted.]

Article 11                                        Dealer Facilities and Identification

A.                                    Dealer Facilities

In order to enable TMCI to establish an effective authorized Toyota dealer network, the Dealer shall provide and maintain at all times the Dealer Facilities of a high-taste on the Approved Site, which facilities shall satisfy TMC’s requirement for image, size, layout, internal design, color, equipment and identification symbols.

B.                                    Signs

TMCI hereby grants the Dealer a non-exclusive right to use Toyota signs.  The Dealer shall purchase from the designated third party the Toyota signs at its own expense, install the Toyota signs as instructed by TMCI, and maintain the Toyota signs in a good state of repair within the term of this Agreement.

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The Dealer hereby agrees that it will not display on the Approved Site any sign other than the Toyota sign that may in the judgment of TMCI have an adverse effect on any Toyota sign.

C.                                    Use of Toyota Trademarks

1.                                      Dealer’s Use of Toyota Trademarks

TMCI hereby grants the Dealer a non-exclusive and non-transferrable right to display or otherwise use Toyota Trademarks in the sale of or provision of service to Toyota Products at the Approved Site.

The Dealer further agrees that upon request of TMCI for whatever reason the Dealer shall cease immediately the display or use of any such Toyota Trademarks and shall change the manner in which any Toyota Trademark is displayed.  The Dealer may use Toyota Trademarks only in the Approved Site and for the purposes set forth herein.  Without TMCI’s prior written consent, the Dealer may not use any Toyota Trademark as a component of the Dealer’s tradename.

2.                                      Cession of Use

The Dealer agrees that upon any termination, failure of renewal or expiration of this Agreement, it will immediately:

a.                                      cease the use of the word “Toyota” or any Toyota Trademark or any word or trademark similar thereto, including without limitation any use of any office supplies, telephone address books or any other print-outs involving Toyota or bearing any Toyota trademark;

b.                                      cease the use of the word “Toyota” or any Toyota Trademark or any word or trademark similar thereto as a component of its tradename or corporate name, and go through the formalities with the competent governmental authorities for the change to or cessation of the use of such name;

c.                                       remove all the product marks bearing the word “Toyota” or any Toyota Trademark at its own cost and expense;

d.                                      cease holding itself out as an authorized Toyota dealer; and

e.                                       refrain from taking any act that indicates whether expressly or implicitly that it is authorized to deal in or distribute Toyota Products, including without limitation, any advertisements.

If the Dealer fails to comply with its obligations set forth above, TMCI shall have the right to enter the buildings of the Dealer to remove the said product marks bearing “Toyota” or any Toyota Trademark, without any liabilities therefor.

Article 12                                        Funds and Credit Amount

The Dealer agrees to determine in due course and maintain sufficient net cashflow and shall obtain and maintain at all times sufficient bottom line credit facilities from banks or financial institutions.

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Article 13                                        Material Changes to the Dealer

If the Dealer intends to merge with any company or transfer or otherwise dispose of its substantial assets or business to any third party, replace its general manager or otherwise materially restructure its business or organization, or the Dealer expects that its major investor or any other controlling person or entity will or may change, it shall notify TMCI of the details of such intended or expected changes in advance.

If TMCI determines that any of the above changes may damage in any way the performance by the Dealer of, or the ability of the Dealer to perform any of its obligations hereunder, or any of TMCI’s rights or interests hereuner, TMCI shall have the right to request the Dealer to suspend such change or amend the plan for or conditions of such changes.  Failure of the Dealer to comply with such request shall entitle TMCI to terminate this Agreement in accordance with Article 14.

Article 14                                        Termination

A.                                    Unilateral Termination and Agreed Termination

Each party hereto shall have the right to notify the other party of its intention not to renew this Agreement three (3) months prior to the expiration of the Term, without any liability therefor.  In such case, this Agreement shall terminate on the expiry date of the Term.

This Agreement may be earlier terminated at any time upon agreement between the parties hereto.  In such case, this Agreement shall terminate on the date mutually agreed by the parties.

B.                                    Termination for Cause

1.                                      Immediate Termination

This Agreement shall automatically terminate upon the termination of the Toyota Dealership Agreement by and between TMCI and TMC.

The Dealer and TMCI acknowledge that the following actions are under the control of the Dealer, that the following actions are contrary to the purposes and intentions of this Agreement, and that the occurrence of any of the following actions shall result in the immediate termination of this Agreement.  The Dealer agrees that TMCI shall have the right to terminate this Agreement in case:

a.                                      the Dealer is unable to conduct its business in the ordinary course of business for seven (7) consecutive working days, except that such shut-down or suspension is caused by any force majeure event set forth in Article 17(D) below;

b.                                      the Dealer becomes insolvent, is subject to liquidation or is subject to a petition for bankruptcy by or against it or is subject to any seizure or enforcement or similar proceedings;

c.                                       any investor or director of the Dealer is declared to be guilty;

d.                                      any investor or director or the general manager of the Dealer makes any material false representation; or

9

e.                                       the Dealer fails to obtain or maintain any license, permit or authorization required for the conduct of its business in accordance with this Agreement or any such license, permit or authorization is suspended or revoked.

2.                                      Termination by 60 Days’ Notice

TMCI shall have the right to terminate this Agreement by a sixty (60) days’ prior notice in case the Dealer takes any of the following actions in violation of this Agreement:

a.                                      the Dealer seeks to sell, transfer or convey or sells, transfers or conveys any of the rights granted hereunder, or the Dealer seeks to transfer or convey or transfers or conveys any of its obligations hereunder without prior written consent;

b.                                      the Dealer conducts any Toyota sales outside the Approved Site;

c.                                       the Dealer fails to make the payment to TMCI for any Toyota Products;

d.                                      there arises any dispute between the managers and officers or any investor of the Dealer which in the reasonable judgment of TMCI may have an adverse effect on the ownership, operation, management, business, reputation or interests of TMCI;

f.                                        the reputation or financial standing of the Dealer is damaged after the execution of this Agreement;

g.                                       the Dealer fails to perform this Agreement or breaches any other term or condition hereof; or

h.                                      the Dealer or any of its investors or directors is subject to any civil or administrative liabilities due to any vehicle-related matter, which in the judgment of TMCI may have a material adverse effect on the ownership, operation, management, business, reputation or interests of the Dealer or may harm the goodwill associated with Toyota Trademarks.

In the event TMCI reasonably believes that the Dealer fails to fully perform its sales, service or customer satisfaction responsibilities, it shall notify the Dealer in writing of such deficiency, make best endeavors to review together with the Dealer the nature and degree of such deficiency, and allow the Dealer sixty (60) days or any other period required by law to cure such deficiency.  Notwithstanding the foregoing, TMCI shall have the right to take any action against the Dealer at its own discretion, including without limitation, ceasing or lmiting the delivery of Toyota Products to the Dealer until substantial improvement is made.  If the Dealer fails or refuses to cure such deficiency or fails to make any substantial progress towards the cure of such deficiency at the expiration of such 60-day period, TMCI may terminate this Agreement by a sixty-day prior notice or any other notice required by law.

C.                                    Termination Notice

Any notice of termination hereunder shall be in writing, set forth TMCI’s reasons for termination, and may be amended by TMCI as appropriate.

D.                                    Post-termination Steps

Upon its receipt of any notice from TMCI to terminate or not to renew this Agreement, the Dealer agrees to conducts its business in a manner that will not harm Toyota Trademarks or

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the reputation or goodwill of TMCI or TMC until the date on which the notified termination or non-renewal becomes effective.

Upon any termination of this Agreement, the Dealer shall be obligated to return immediately back to TMCI all the facilities and equipment, advertisement materials and technical documentation as well as the reproductions thereof, or as instructed by TMCI, dispose of the foregoing in the presence of TMCI’s representatives.

Article 15                                        Dispute Resolution

A.                                    Dispute Resolution

1.                                      Any dispute arising from or in connection with this Agreement, or the performance, breach, termination, validity or interpretation of this Agreement, shall first be resolved through good faith consultations between the authorized representatives of the parties.

2.                                      Any dispute that fails to be resolved through such consultations within sixty (60) days as of the commencement of such consultations may be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) for final resolution under the then effective CIETAC arbitration rules.

3.                                      The arbitration shall be conducted as follows:

a.                                      the arbitration shall be conducted in Beijing;

b.                                      the arbitral tribunal shall consist of three arbitrators.  The claimant and the respondent shall each appoint one arbitrator and the third arbitrator shall be selected in accordance with CIETAC arbitration rules; and

c.                                       the arbitration shall be conducted in Chinese.

4.                                      An arbitral award shall be final and binding upon both parties.  The parties hereto shall agree to be bound by and act in accordance with such arbitral award.

5.                                      Arbitration costs shall be paid in accordance with the requirements of the arbitral tribunal or relevant provisions in the arbitral award.

6.  When any dispute is under arbitration, other than the matter in dispute, the parties shall continue to perform their respective remaining rights and obligations hereunder, other than the rights and obligations relating to termination.

B.                                    Governing Law

This Agreement shall be governed by the published laws of the PRC.  Where the published laws of the PRC remain silent on any specific matter, general international business practice shall be referred to.

Article 16                                        Defense and Indemnification

The Dealer hereby agrees to protect and indemnify TMCI and the Manufacturers against, and hold them harmless from, any and all the claims, actions, liabilities or damages relating to

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any of the following events, and shall pay any and all the expenses and fees and damages awarded by the arbitral awards or judgments involved therein:

a.                                      any omission or intentional misconduct of the Dealer or any of its employees or agents;

b.                                      any breach of this Agreement by the Dealer;

c.                                       any modification to any Toyota product by or on behalf of the Dealer, other than those made pursuant to express written request or approval of TMCI and strictly in accordance with any instruction (including drawings) issued or approved by TMCI in writing; or

d.                                      any installation by the Dealer of any equipment, spare part or replacement component that does not comply with the technical specifications or quality standards.

Article 17                                        General Provisions

A.                                    Notices.

[Intentionally omitted.]

B.                                    No Implicit Waiver

[Intentionally omitted.]

C.                                    Sole Agreement

[Intentionally omitted.]

D.                                    Force Majeure

[Intentionally omitted.]

E.                                     Language

This Agreement shall be executed in Chinese.

F.                                      No Agency or Representative

The Dealer is an independent contractor and this Agreement does not designate the Dealer as an agent or legal representative of TMCI for any purpose.

G.                                    Assignment of Rights or Delegation of Responsibilities

Without prior written consent of TMCI, this Agreement may not be assigned.

H.                                   Confidentiality

[Intentionally omitted.]

I.                                        Severability

[Intentionally omitted.]

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J.                                        Agreement Reached Through Negotiations

Each term hereof has been fully negotiated between the parties hereto.  The Dealer acknowledges that TMCI has taken reasonable measures to cause the Dealer to pay special attention to those provisions releasing or limiting the liabilities of TMCI, and TMCI has fully explained such provisions to TMCI.

Article 18                                        Definitions

The parties hereto agree that the following terms used herein shall have the meanings set forth below:

A.                                    “Dealer Facilities” refers to the buildings, fixtures and equipment located on the Approved Site.

B.                                    “Approved Site” refers to the site designated in Article 2 as approved by TMCI to be used for the dealership contemplated hereunder and any facilities thereon.

C.                                    “Toyota Trademarks” refers to various Toyota Trademarks, service marks, names, symbols and patterns that TMCI authorizes the Dealer to use in its sale of Toyota Products and provision of services thereto.

D.                                    “Toyota Cars” refers to all the imported Toyota brand cars to be sold by TMCI to the Dealer for resale.

E.                                     “Genuine Toyota Components and Spare Parts” refers to all the Toyota brand components and spare parts manufactured by or under the authorization of the Manufacturer, or any other components or spare parts sold by TMCI to the Dealer for resale and specifically approved by the Manufacturer to be used for the provision of services to imported Toyota Cars.

F.                                      “Toyota Products” refers to all the Toyota Cars, components and spare parts to be sold by TMCI at its own discretion to the Dealer for resale, specifically excluding any cars, components or spare parts imported to China by any person or entity other than TMCI.

G.                                    “Manufacturer” refers to the manufacturer of the Toyota Products.

IN WITNESS THEREOF, this Agreement has been duly executed by the authorized representatives of both TMCI and the Dealer.

[Dealer]	Signed by :	Legal Representative
Title
Signature
Date: [•]

Toyota Motor (China) Investment Co., Ltd.	Signed by :	General Manager
Title
Signature

Date: [•]

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